UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 7, 2009

       UOMO Media Inc.

(Exact name of registrant as specified in its charter)

Nevada

333-131621

20-1558589

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

161 Bay St. 27th Floor, Toronto, Ontario, Canada

M5J 2S1

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code

(416) 368-4400

_________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 7, 2009, we renewed the Director Service Agreement with our Director, J. Sean Diaz. The term of the agreement commences December 7, 2009 and ends upon the earlier of December 6, 2010 or the date upon which Mr. Diaz is removed by our shareholders or resigns from our Board of Directors. The agreement provides that Mr. Diaz is to perform services as our Director, including attending meetings of the Board of Directors in person or by telephone, participating as a full voting director of the Company, being available to consult regarding our business operations, and carrying out other responsibilities required by law and our internal governance procedures. In consideration for his services, Mr. Diaz is entitled to receive compensation of 25,000 shares of Restricted Stock Units (RSUs).  The RSUs will vest on a schedule to be determined by UOMO, and are subject to the 12 month waiting period from the time of issue for restricted stock required by the United States Securities and Exchange Commission Rule 144 which is an amendment to the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  This agreement permits early termination by either party upon delivery of 30 days advance written notice. There are no early termination penalties.

The Director Service Agreement between J. Sean Diaz and UOMO Media Inc. is filed as Exhibit 10.1 to this report, incorporated herewith.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2009, J. Sean Diaz was re-appointed to our Board of Directors.

We renewed the Director Service Agreement with Mr. Diaz on December 7, 2009, which is described in Item 1.01 of this report and filed as Exhibit 10.1, and is incorporated herewith.

During the five years prior to joining UOMO Media Inc., Mr. Diaz earned his Juris Doctorate degree in 2001 from the Columbia Law School (New York/US), where he was named a Harlan Fiske Stone Scholar, and his Bachelor of Arts in Sociology and Communications (1997) from the University of Pennsylvania (Philadelphia/US).  Mr. Diaz was an Associate at the international law firm of Dechert, LLP, from 2004 to 2008 , practicing in the area of Structured Finance, and has counseled and represented top Wall Street investment banks in over 50 billion dollars of both public and private issuances.  Prior to that, Mr. Diaz was VP of Operations at West End Records from 2002 to 2003.  In 2003, Mr. Diaz co-founded DTD Holdings, dba DancetracksDigital.com where he worked as VP of Business Development until 2004.  Mr. Diaz has been a Director of UOMO Media Inc. since November 2007.

We have not entered into any transaction with Mr. Diaz during the last two years where Mr. Diaz had a direct or indirect material interest and the amount involved in the transaction or a series of similar transactions exceeded $60,000.

This report may contain forward-looking statements that involve risks and uncertainties.  We  generally  use  words  such  as  “believe,”  “may,” “could,” “will,”  “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions to identify  forward-looking  statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including: our ability to continue as a going concern, the various interrelationships between our officers and directors which may cause conflicts of interest, amendments to current regulations adversely affecting our business, results of operations and prospects, our ability to raise additional capital, that we do not carry insurance and we may be subject to significant lawsuits which could significantly increase our expenses, and such other risks and uncertainties as may be detailed from time to time in our public announcements and filings with the U.S. Securities and Exchange Commission.  Although we believe the  expectations  reflected  in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made,  and  our  future  results,  levels of activity, performance or achievements may not meet these expectations.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

Description

10.1

Director Service Agreement between J. Sean Diaz and UOMO Media Inc., dated December 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UOMO Media Inc.

(Registrant)

Date: December 10, 2009

/s/ Camara Alford

(Signature)

Name: Camara Alford

Title: Chief Executive Officer